                                                                Exhibit 99(a)

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1994, and the Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1994, give effect to the pending merger (the "Merger") of Shawmut National Corporation ("Shawmut") into Fleet Financial Group, Inc. ("Fleet"), accounted for as a pooling of interests, the pending merger (the "Northeast Merger") of Northeast Federal Corp. ("Northeast") into Shawmut, the consummation of the merger (the "NBB Merger") of NBB Bancorp, Inc. ("NBB") into Fleet, the consummation of the merger (the "Plaza Merger") of a wholly-owned indirect subsidiary of Fleet into Plaza Home Mortgage Corp. ("Plaza"), the consummation of the acquisition (the "Barclays Acquisition") of substantially all of the assets of the Barclays Business Finance Division of Barclays Business Credit, Inc. ("Barclays") by Shawmut, and Fleet's pending repurchase (the "FMG Repurchase") of the publicly-held shares of Fleet's majority-owned subsidiary, Fleet Mortgage Group, Inc. ("FMG") each of which were or will be accounted for by the purchase method of accounting, in each case as if such transactions had occurred on January 1, 1994. The Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 1993 and December 31, 1992, give effect to the Merger as if the Merger had occurred on January 1 in each such year and do not take into account the effect of the Northeast Merger, the NBB Merger, the Plaza Merger, the Barclays Acquisition and the FMG Repurchase since such transactions were or will be accounted for under the purchase method of accounting.

     The pro forma information is based on the historical consolidated financial statements of Fleet, Shawmut, Northeast, NBB, Plaza, Barclays and FMG and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the Merger, the Northeast Merger, the NBB Merger and the Plaza Merger or the effects of any required regulatory divestitures.

     The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the consolidated historical financial statements of Fleet and Shawmut, including the respective notes thereto. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the acquisitions been consummated during the periods or as of the dates for which the pro forma data is presented.

     Pro forma per share amounts for the combined Fleet and Shawmut entity are based on the Common Exchange Ratio of 0.8922 shares of Fleet Common Stock for each share of Shawmut Common Stock. In addition, the pro forma data assumes the issuance of approximately 6,165,912 shares of Fleet Common Stock in the NBB Merger. The pro forma data also assumes an exchange ratio of 0.415 shares of Shawmut Common Stock for each outstanding share and stock option of Northeast, calculated as set forth in the Shawmut/Northeast merger agreement, assuming for illustrative purposes only, that the average closing price of Shawmut Common Stock used to determine such exchange ratio is $26.75, the closing price of the Shawmut Common Stock on April 7, 1995.

          FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              DECEMBER 31, 1994(a)

                                                                                                                   FLEET &
                                                                                                                   SHAWMUT
                                                                 FLEET        SHAWMUT         PRO FORMA           PRO FORMA
                                                               PRO FORMA     PRO FORMA       ADJUSTMENTS          COMBINED
                                                              -----------   ------------     -----------         -----------
                                                                (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents.....................................$ 5,109,009    $ 2,377,273      $      --          $ 7,486,282
Federal funds sold and securities purchased under
  agreements to resell........................................    648,681        331,425             --              980,106
Securities available for sale, at market...................... 10,359,441      2,099,363        (95,169)(d)       12,363,635
Securities held to maturity...................................    891,076      9,877,281(b)          --           10,768,357(b)
Loans and leases.............................................. 28,816,314     21,871,784             --           50,688,098
Reserve for credit losses.....................................   (980,509)      (595,605)            --           (1,576,114)
Mortgages held for resale.....................................    658,077         77,017             --              735,094
Premises and equipment........................................    852,171        353,851             --            1,206,022
Purchased mortgage servicing rights...........................  1,066,670         47,851             --            1,114,521
Excess cost over net assets of subsidiaries acquired..........    464,681        531,961             --              996,642
Other intangibles.............................................    209,186         17,473             --              226,659
Other assets..................................................  2,723,673      1,417,641        147,405(d)(e)      4,288,719
                                                              -----------    -----------     -----------         -----------
Total assets..................................................$50,818,470    $38,407,315      $  52,236          $89,278,021
                                                               ==========     ==========     ===========          ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Demand......................................................$ 6,974,389    $ 5,189,589      $      --          $12,163,978
  Regular savings, NOW, money market.......................... 16,191,444      9,434,493             --           25,625,937
  Time........................................................ 14,009,389      8,513,589             --           22,522,978
                                                              -----------    -----------     -----------         -----------
  Total deposits.............................................. 37,175,222     23,137,671             --           60,312,893
                                                              -----------    -----------     -----------         -----------
Federal funds purchased and securities sold under
  agreements to repurchase....................................  2,846,197      8,190,001             --           11,036,198
Other short-term borrowings...................................  2,487,291      1,715,697             --            4,202,988
Accrued expenses and other liabilities........................  1,210,814        454,587        398,721(d)(e)      2,064,122
Long-term debt................................................  3,503,866      2,421,788             --            5,925,654
                                                              -----------    -----------     -----------         -----------
Total liabilities............................................. 47,223,390     35,919,744        398,721           83,541,855
                                                              -----------    -----------     -----------         -----------
Stockholders' equity:
  Preferred stock.............................................    378,815        303,185             --(c)           682,000
  Common stock................................................    141,574          1,274        107,156(c)           250,004
  Common surplus..............................................  1,547,228      1,454,157       (230,615)(c)        2,770,770
  Retained earnings...........................................  1,936,165        783,223       (240,000)(e)        2,479,388
  Net unrealized gain/(loss) on securities available
    for sale..................................................   (374,200)       (54,268)(b)     16,974(d)          (411,494)(b)
  Treasury stock, at cost.....................................    (34,502)            --             --              (34,502)
                                                              -----------    -----------     -----------         -----------
Total stockholders' equity....................................  3,595,080      2,487,571       (346,485)           5,736,166
                                                              -----------    -----------     -----------         -----------
Total liabilities and stockholders' equity....................$50,818,470    $38,407,315      $  52,236          $89,278,021
                                                               ==========     ==========     ===========          ==========

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS".

                          FLEET FINANCIAL GROUP, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                        DECEMBER 31, 1994, CONTINUED(a)

                                                                                                   PRO FORMA             FLEET
                                                            FLEET          NBB         PLAZA      ADJUSTMENTS          PRO FORMA
                                                         -----------    ----------    --------    -----------         -----------
                                                                                  (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents..............................  $ 5,208,938    $   79,698    $ 31,188    $ (210,815)(f)     $ 5,109,009
Federal funds sold and securities purchased
  under agreements to resell...........................      648,681            --          --            --             648,681
Securities available for sale, at market...............   10,352,656       663,461     164,215      (820,891)(g)      10,359,441
Securities held to maturity............................      891,076       322,384          --      (322,384)(g)         891,076
Loans and leases.......................................   27,540,644     1,325,990       5,832       (56,152)(h)      28,816,314
Reserve for credit losses..............................     (953,449)      (27,060)         --            --            (980,509)
Mortgages held for resale..............................      488,898            --     405,253      (236,074)(g)(h)      658,077
Premises and equipment.................................      823,822        22,104      15,087        (8,842)(h)         852,171
Purchased mortgage servicing rights....................      826,559            --      53,701       186,410(h)(m)     1,066,670
Excess cost over net assets of subsidiaries acquired...      180,257         9,222          --       275,202(i)(m)       464,681
Other intangibles......................................      159,186         3,614          --        46,386(h)          209,186
Other assets...........................................    2,589,822        68,767      46,961        18,123(h)        2,723,673
                                                         -----------    ----------    --------    -----------        -----------
Total assets...........................................  $48,757,090    $2,468,180    $722,237    $(1,129,037)       $50,818,470
                                                          ==========     =========    ========    ===========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Demand...............................................  $ 6,889,763    $   84,626    $  4,472    $   (4,472)(g)     $ 6,974,389
  Regular savings, NOW, money market...................   15,220,444       971,000       2,341        (2,341)(g)      16,191,444
  Time.................................................   12,695,896     1,134,948     189,132       (10,587)(g)(h)   14,009,389
                                                         -----------    ----------    --------    -----------        -----------
  Total deposits.......................................   34,806,103     2,190,574     195,945       (17,400)        37,175,222
                                                         -----------    ----------    --------    -----------        -----------
Federal funds purchased and securities sold
  under agreements to repurchase.......................    2,846,197            --          --            --           2,846,197
Other short-term borrowings............................    3,105,188            --     427,797    (1,045,694)(g)(m)    2,487,291
Accrued expenses and other liabilities                     1,162,256        23,032      18,846         6,680(h)(m)     1,210,814
Long-term debt.........................................    3,457,266            --      46,600            --           3,503,866
                                                         -----------    ----------    --------    -----------        -----------
Total liabilities......................................   45,377,010     2,213,606     689,188    (1,056,414)         47,223,390
                                                         -----------    ----------    --------    -----------         -----------
Stockholders' equity:
  Preferred stock......................................      378,815            --          --            --(l)          378,815
  Common stock.........................................      141,574           963         116        (1,079)(l)         141,574
  Common surplus.......................................    1,547,228       136,557      25,767      (162,324)(l)       1,547,228
  Retained earnings....................................    1,936,165       140,337       7,166      (147,503)(l)       1,936,165
  Net unrealized gain/(loss) on securities available
    for sale...........................................     (374,200)      (13,342)         --        13,342(l)         (374,200)
  Treasury stock, at cost..............................     (249,502)       (9,941)         --       224,941(l)          (34,502)
                                                         -----------    ----------    --------    -----------        -----------
Total stockholders' equity.............................    3,380,080       254,574      33,049       (72,623)          3,595,080
                                                         -----------    ----------    --------    -----------        -----------
Total liabilities and stockholders' equity.............  $48,757,090    $2,468,180    $722,237    $(1,129,037)       $50,818,470
                                                          ==========     =========    ========    ===========         ==========

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS".

                          SHAWMUT NATIONAL CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                        DECEMBER 31, 1994, CONTINUED (a)

                                                                                                   PRO FORMA           SHAWMUT
                                                    SHAWMUT        NORTHEAST       BARCLAYS       ADJUSTMENTS         PRO FORMA
                                                  -----------      ----------     ----------      -----------        -----------
                                                                              (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents.......................  $ 2,426,118      $   34,145     $    4,614      $  (87,604)(f)     $ 2,377,273
Federal funds sold and securities purchased
  under
  agreements to resell..........................      308,700          22,725             --              --             331,425
Securities available for sale, at market........    1,991,853         107,510             --              --           2,099,363
Securities held to maturity.....................    8,000,382(b)    1,960,699(b)          --         (83,800)(g)       9,877,281(b)
Loans and leases................................   18,487,143         959,648      2,388,293          36,700(h)       21,871,784
Reserve for credit losses.......................     (542,116)        (11,746)       (41,743)             --            (595,605)
Mortgages held for resale.......................       72,205           4,812             --              --              77,017
Premises and equipment..........................      329,780          27,401          2,670          (6,000)(h)         353,851
Purchased mortgage servicing rights.............       13,851           1,686             --          32,314(h)           47,851
Excess cost over net assets of subsidiaries
  acquired......................................      137,143              --             --         394,818(i)          531,961
Other intangibles...............................       17,345             128             --              --              17,473
Other assets....................................    1,156,207         238,564          3,915          18,955(h)        1,417,641
                                                  -----------      ----------     ----------      -----------        -----------
Total assets....................................  $32,398,611      $3,345,572     $2,357,749      $  305,383         $38,407,315
                                                   ==========       =========      =========      ===========         ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Demand........................................  $ 5,161,182      $   28,407             --      $       --         $ 5,189,589
  Regular savings, NOW, money market............    8,649,988         784,505             --              --           9,434,493
  Time..........................................    6,935,083       1,580,172             --          (1,666) (h)      8,513,589
                                                  -----------      ----------     ----------      -----------        -----------
Total deposits..................................   20,746,253       2,393,084             --          (1,666)         23,137,671
                                                  -----------      ----------     ----------      -----------        -----------
Federal funds purchased and securities sold
  under
  agreements to repurchase......................    6,076,808              --             --       2,113,193(j)        8,190,001
Other short-term borrowings.....................    1,009,771         707,772             --          (1,846)(h)       1,715,697
Accrued expenses and other liabilities..........      346,818          63,573         13,556          30,640(h)          454,587
Long-term debt..................................    2,021,788          42,243             --         357,757(j)(k)     2,421,788
                                                  -----------      ----------     ----------      -----------        -----------
Total liabilities...............................   30,201,438       3,206,672         13,556       2,498,078          35,919,744
                                                  -----------      ----------     ----------      -----------        -----------
Stockholders' equity:
  Preferred stock...............................      178,185               4             --         124,996(j)(l)       303,185
  Common stock..................................        1,208             144             --             (78)(l)           1,274
  Common surplus................................    1,288,825         191,756             --         (26,424)(l)       1,454,157
  Retained earnings.............................      783,223         (54,892)            --          54,892(l)          783,223
  Net unrealized gain/(loss) on securities
    available
    for sale....................................      (54,268)          1,888             --          (1,888)(l)         (54,268)(b)
  Treasury stock, at cost.......................           --              --             --              --                  --
                                                  -----------      ----------     ----------      -----------        -----------
Total stockholders' equity......................    2,197,173         138,900             --         151,498           2,487,571
                                                  -----------      ----------     ----------      -----------        -----------
Total liabilities and stockholders' equity......  $32,398,611      $3,345,572     $   13,556      $2,649,576         $38,407,315
                                                   ==========       =========      =========      ===========         ==========

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

          FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1994(a)

                                                                                                                    FLEET &
                                                                                                                    SHAWMUT
                                                                      FLEET         SHAWMUT        PRO FORMA       PRO FORMA
                                                                    PRO FORMA      PRO FORMA      ADJUSTMENTS       COMBINED
                                                                    ----------     ----------     -----------      ----------
                                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and fees on loans and leases.............................   $2,513,235     $1,576,256      $      --       $4,089,491
Interest on securities............................................      907,065        733,853          (2,346)(d)   1,638,572
                                                                      ----------     ----------     -----------      ----------
    Total interest income.........................................    3,420,300      2,310,109          (2,346)      5,728,063
Interest expense:
  Deposits........................................................      847,475        509,065              --       1,356,540
  Short-term borrowings...........................................      263,997        476,815              --         740,812
  Long-term debt..................................................      255,170        109,916              --         365,086
                                                                      ----------     ----------     -----------      ----------
    Total interest expense........................................    1,366,642      1,095,796              --       2,462,438
                                                                      ----------     ----------     -----------      ----------
Net interest income...............................................    2,053,658      1,214,313          (2,346)      3,265,625
Provision for credit losses.......................................       65,076         14,383              --          79,459
                                                                      ----------     ----------     -----------      ----------
Net interest income after provision for credit losses.............    1,988,582      1,199,930          (2,346)      3,186,166
                                                                      ----------     ----------     -----------      ----------
Mortgage banking..................................................      390,311         47,583              --         437,894
Investment services revenue.......................................      174,764        117,501              --         292,265
Service charges, fees and commissions.............................      326,807        201,842              --         528,649
Securities available for sale gains (losses)......................       (2,779)         7,283              --           4,504
Other noninterest income..........................................      319,045         74,452              --         393,497
                                                                      ----------     ----------     -----------      ----------
    Total noninterest income......................................    1,208,148        448,661              --       1,656,809
                                                                      ----------     ----------     -----------      ----------
Employee compensation and benefits................................    1,005,961        537,221              --       1,543,182
Occupancy and equipment...........................................      324,721        177,020              --         501,741
Purchased mortgage servicing rights amortization..................      119,574         10,471              --         130,045
FDIC assessment...................................................       74,962         52,470              --         127,432
Marketing.........................................................       66,220         19,902              --          86,122
Core deposit and goodwill amortization............................       82,928         28,525              --         111,453
OREO expense......................................................       42,665         24,905              --          67,570
Restructuring charges.............................................       44,000         39,800              --          83,800
Merger-related charges............................................           --        100,900              --         100,900
Other noninterest expense.........................................      490,332        232,003              --         722,335
                                                                      ----------     ----------     -----------      ----------
    Total noninterest expense.....................................    2,251,363      1,223,217              --       3,474,580
                                                                      ----------     ----------     -----------      ----------
Income before taxes...............................................      945,367        425,374          (2,346)      1,368,395
Applicable income taxes...........................................      373,210        155,637            (938)        527,909
                                                                      ----------     ----------     -----------      ----------
Net income before minority interest...............................      572,157        269,737          (1,408)        840,486
Minority interest.................................................           --             --              --              --
                                                                      ----------     ----------     -----------      ----------
Net income........................................................    $ 572,157      $ 269,737       $  (1,408)      $ 840,486
                                                                      ==========     ==========     ===========      ==========
Net income applicable to common shares............................    $ 557,035      $ 242,615                       $ 798,242(o)
Weighted average common shares outstanding:
    Primary.......................................................  165,648,933    125,549,233                     272,478,583(o)
    Fully diluted.................................................  165,648,933    125,549,233                     272,478,583(o)
Income from continuing operations per common share:
    Primary.......................................................        $3.36          $1.93                           $2.93
    Fully diluted.................................................        $3.36          $1.93                           $2.93

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS".

                          FLEET FINANCIAL GROUP, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
               FOR THE YEAR ENDED DECEMBER 31, 1994, CONTINUED(a)

                                                                                                 PRO FORMA           FLEET
                                                               FLEET        NBB       PLAZA     ADJUSTMENTS        PRO FORMA
                                                             ----------   --------   --------   -----------        ----------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and fees on loans and leases......................  $2,366,923   $108,081   $ 42,838    $  (4,607)(g)(h)   $2,513,235
Interest on securities.....................................     905,350     59,507      6,119      (63,911)(g)         907,065
                                                             ----------   --------   --------   -----------         ----------
    Total interest income..................................   3,272,273    167,588     48,957      (68,518)          3,420,300
Interest expense:
    Deposits...............................................     764,186     71,137     14,304       (2,152)(g)(h)      847,475
    Short-term borrowings..................................     294,186         --     22,486      (52,675)(g)(m)      263,997
    Long-term debt.........................................     232,211         --      1,586       21,373(f)          255,170
                                                             ----------   --------   --------   -----------         ----------
    Total interest expense.................................   1,290,583     71,137     38,376      (33,454)          1,366,642
                                                             ----------   --------   --------   -----------         ----------
Net interest income........................................   1,981,690     96,451     10,581      (35,064)          2,053,658
Provision for credit losses................................      62,130        500      2,446           --              65,076
                                                             ----------   --------   --------   -----------         ----------
Net interest income after provision for credit losses......   1,919,560     95,951      8,135      (35,064)          1,988,582
                                                             ----------   --------   --------   -----------         ----------
Mortgage banking...........................................     362,587         --     27,724           --(g)          390,311
Investment services revenue................................     174,764         --         --           --             174,764
Service charges, fees and commissions......................     321,170      5,637         --           --             326,807
Securities available for sale gains (losses)...............        (620)        68     (2,227)          --(g)           (2,779)
Other noninterest income...................................     315,240      1,191      2,614           --             319,045
                                                             ----------   --------   --------   -----------         ----------
    Total noninterest income...............................   1,173,141      6,896     28,111           --           1,208,148
                                                             ----------   --------   --------   -----------         ----------
Employee compensation and benefits.........................     949,251     21,823     34,887           --           1,005,961
Occupancy and equipment....................................     300,646      4,352     20,891       (1,168)(h)         324,721
Purchased mortgage servicing rights amortization...........      85,349         --      7,361       26,864(h)(m)       119,574
FDIC assessment............................................      69,965      4,997         --           --              74,962
Marketing..................................................      64,520      1,113        587           --              66,220
Core deposit and goodwill amortization.....................      57,309      2,615         --       23,004(h)(i)(m)     82,928
OREO expense...............................................      39,471      3,194         --           --              42,665
Restructuring charges......................................      44,000         --         --           --              44,000
Merger-related charges.....................................          --         --         --           --                  --
Other noninterest expense..................................     459,334     13,898     17,100           --             490,332
                                                             ----------   --------   --------   -----------         ----------
    Total noninterest expense..............................   2,069,845     51,992     80,826       48,700           2,251,363
                                                             ----------   --------   --------   -----------         ----------
Income before taxes........................................   1,022,856     50,855    (44,580)     (83,764)            945,367
Applicable income taxes....................................     397,708     20,445    (16,199)     (28,744)            373,210
                                                             ----------   --------   --------   -----------         ----------
Net income before minority interest........................     625,148     30,410    (28,381)     (55,020)            572,157
Minority interest..........................................     (12,217)        --         --       12,217(m)               --
                                                             ----------   --------   --------   -----------         ----------
Net income.................................................  $  612,931   $ 30,410   $(28,381)   $ (42,803)         $  572,157
                                                              =========   ========   ========   ===========         ==========
Net income applicable to common shares.....................  $  597,809                                              $ 557,035(n)
Weighted average common shares outstanding:
    Primary................................................ 159,483,021                                            165,648,933(n)
    Fully diluted.......................................... 159,483,021                                            165,648,933(n)
Income from continuing operations per common share:
    Primary................................................       $3.75                                                  $3.36
    Fully diluted..........................................       $3.75                                                  $3.36

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS".

                          SHAWMUT NATIONAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
               FOR THE YEAR ENDED DECEMBER 31, 1994, CONTINUED(a)

                                                                                                 PRO FORMA          SHAWMUT
                                                          SHAWMUT      NORTHEAST    BARCLAYS    ADJUSTMENTS        PRO FORMA
                                                         ----------    ---------    --------    -----------        ----------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and fees on loans and leases..................  $1,326,542    $ 84,212     $180,782     $ (15,280)(h)    $1,576,256
Interest on securities.................................     611,387     108,499           --        13,967(g)        733,853
                                                         ----------    ---------    --------    -----------        ----------
    Total interest income..............................   1,937,929     192,711      180,782        (1,313)        2,310,109
Interest expense:
    Deposits...........................................     406,346     101,886           --           833(h)        509,065
    Short-term borrowings..............................     368,347      28,215       79,638           615(h)        476,815
    Long-term debt.....................................      95,651       3,858           --        10,407(j)(k)     109,916
                                                         ----------    ---------    --------    -----------        ----------
    Total interest expense.............................     870,344     133,959       79,638        11,855         1,095,796
                                                         ----------    ---------    --------    -----------        ----------
Net interest income....................................   1,067,585      58,752      101,144       (13,168)        1,214,313
Provision for credit losses............................       3,000       4,900        6,483            --            14,383
                                                         ----------    ---------    --------    -----------        ----------
Net interest income after provision for credit
  losses...............................................   1,064,585      53,852       94,661       (13,168)        1,199,930
                                                         ----------    ---------    --------    -----------        ----------
Mortgage banking.......................................      28,852      18,731           --            --            47,583
Investment services revenue............................     117,501          --           --            --           117,501
Service charges, fees and commissions..................     195,774       6,068           --            --           201,842
Securities available for sale gains (losses)...........          --       7,283           --            --             7,283
Other noninterest income...............................      40,841       9,537       24,074            --            74,452
                                                         ----------    ---------    --------    -----------        ----------
    Total noninterest income...........................     382,968      41,619       24,074            --           448,661
                                                         ----------    ---------    --------    -----------        ----------
Employee compensation and benefits.....................     478,142      27,459       31,620            --           537,221
Occupancy and equipment................................     154,511      16,168        6,941          (600)(h)       177,020
Purchased mortgage servicing rights amortization.......       4,486       1,946           --         4,039(h)         10,471
FDIC assessment........................................      43,711       8,759           --            --            52,470
Marketing..............................................      19,902          --           --            --            19,902
Core deposit and goodwill amortization.................       8,068         136           --        20,321(i)         28,525
OREO expense...........................................      11,702      13,203           --            --            24,905
Restructuring charges..................................      39,800          --           --            --            39,800
Merger-related charges.................................     100,900          --           --            --           100,900
Other noninterest expense..............................     214,727      17,276           --            --           232,003
                                                         ----------    ---------    --------    -----------        ----------
    Total noninterest expense..........................   1,075,949      84,947       38,561        23,760         1,223,217
                                                         ----------    ---------    --------    -----------        ----------
Income before taxes....................................     371,604      10,524       80,174       (36,928)          425,374
Applicable income taxes................................     134,252        (442)      32,070       (10,243)          155,637
                                                         ----------    ---------    --------    -----------        ----------
Net income before minority interest....................     237,352      10,966       48,104       (26,685)          269,737
Minority interest......................................          --          --           --            --                --
                                                         ----------    ---------    --------    -----------        ----------
Net income.............................................  $  237,352    $ 10,966     $ 48,104     $ (26,685)        $ 269,737
                                                          =========    =========    ========    ===========        ==========
Net income applicable to common shares.................  $  221,917                                                $ 242,615(n)
Weighted average common shares outstanding:
    Primary............................................ 118,977,173                                              125,549,233(n)
    Fully diluted...................................... 118,977,173                                              125,549,233(n)
Income from continuing operations per common share:
    Primary............................................       $1.87                                                    $1.93
    Fully diluted......................................       $1.87                                                    $1.93

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS".

          FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1993(a)

                                                                                                                        FLEET &
                                                                                                                        SHAWMUT
                                                                                                       PRO FORMA       PRO FORMA
                                                                            FLEET        SHAWMUT      ADJUSTMENTS      COMBINED
                                                                         -----------   -----------    -----------     -----------
                                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and fees on loans and leases..................................   $2,339,609    $1,272,319       $  --         $3,611,928
Interest on securities.................................................      872,886       554,663         (80)(d)      1,427,469
                                                                           ---------     ---------     -------          ---------
    Total interest income..............................................    3,212,495     1,826,982         (80)         5,039,397
Interest expense:
  Deposits.............................................................      744,080       420,966          --          1,165,046
  Short-term borrowings................................................      180,507       262,413          --            442,920
  Long-term debt.......................................................      236,794        72,040          --            308,834
                                                                           ---------     ---------     -------          ---------
    Total interest expense.............................................    1,161,381       755,419          --          1,916,800
                                                                           ---------     ---------     -------          ---------
Net interest income....................................................    2,051,114     1,071,563         (80)         3,122,597
Provision for credit losses............................................      270,724        55,944          --            326,668
                                                                           ---------     ---------     -------          ---------
Net interest income after provision for credit losses..................    1,780,390     1,015,619         (80)         2,795,929
                                                                           ---------     ---------     -------          ---------
Mortgage banking.......................................................      414,086        30,737          --            444,823
Service charges, fees and commissions..................................      310,095       186,452          --            496,547
Investment services revenue............................................      173,762       116,845          --            290,607
Securities available for sale gains (losses)...........................      282,444        12,468          --            294,912
Other noninterest income...............................................      284,888        71,690          --            356,578
                                                                           ---------     ---------     -------          ---------
    Total noninterest income...........................................    1,465,275       418,192          --          1,883,467
                                                                           ---------     ---------     -------          ---------
Employee compensation and benefits.....................................    1,018,124       500,254          --          1,518,378
Occupancy and equipment................................................      303,953       163,792          --            467,745
Purchased mortgage servicing rights amortization.......................      239,940         7,343          --            247,283
FDIC assessment........................................................       75,854        52,302          --            128,156
Marketing..............................................................       53,141        22,240          --             75,381
Core deposit and goodwill amortization.................................       53,594         6,289          --             59,883
OREO expense...........................................................       57,364       105,173          --            162,537
Restructuring charges..................................................      125,000        36,319          --            161,319
Other noninterest expense..............................................      497,256       250,623          --            747,879
                                                                           ---------     ---------     -------          ---------
    Total noninterest expense..........................................    2,424,226     1,144,335          --          3,568,561
                                                                           ---------     ---------     -------          ---------
Income before income taxes and cumulative effect of
  changes in accounting principles and minority interest...............      821,439       289,476         (80)         1,110,835
Applicable income taxes................................................      327,407         6,628         (32)           334,003
                                                                           ---------     ---------     -------          ---------
Income before cumulative effect of changes in accounting
  principles and minority interest.....................................      494,032       282,848         (48)           776,832
Minority interest......................................................       (5,983)                                      (5,983)
                                                                           ---------     ---------     -------          ---------
Income before cumulative effect of changes in
    accounting principles..............................................    $ 488,049     $ 282,848       $ (48)         $ 770,849
                                                                           =========     =========     ========         =========
Net income applicable to common shares.................................    $ 465,840     $ 267,379                      $ 733,171(o)
                                                                           =========     =========                      =========
Weighted average common shares outstanding:
  Primary..............................................................  154,666,307   113,908,148                    255,938,277(o)
  Fully diluted........................................................  154,899,995   113,908,148                    256,171,965(o)
Income from continuing operations per share before cumulative effect of changes in accounting principles:
  Primary..............................................................        $3.01         $2.35                          $2.86
  Fully diluted........................................................        $3.01         $2.35                          $2.86

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS".

          FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1992(a)

                                                                                                                        FLEET &
                                                                                                                        SHAWMUT
                                                                                                        PRO FORMA      PRO FORMA
                                                                           FLEET         SHAWMUT       ADJUSTMENTS      COMBINED
                                                                         ----------     ----------     -----------     ----------
                                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and fees on loans and leases................................    $2,513,587     $1,328,876         --          $3,842,463
Interest on securities...............................................       902,702        527,650         --           1,430,352
                                                                                                           --
                                                                         ----------     ----------                     ----------
    Total interest income............................................     3,416,289      1,856,526         --           5,272,815
Interest expense:
  Deposits...........................................................     1,076,368        622,436         --           1,698,804
  Short-term borrowings..............................................       164,171        192,240         --             356,411
  Long-term debt.....................................................       222,104         59,321         --             281,425
                                                                                                           --
                                                                         ----------     ----------                     ----------
    Total interest expense...........................................     1,462,643        873,997         --           2,336,640
                                                                                                           --
                                                                         ----------     ----------                     ----------
Net interest income..................................................     1,953,646        982,529         --           2,936,175
Provision for credit losses..........................................       485,823        242,128         --             727,951
                                                                                                           --
                                                                         ----------     ----------                     ----------
Net interest income after provision for credit losses................     1,467,823        740,401         --           2,208,224
                                                                                                           --
                                                                         ----------     ----------                     ----------
Mortgage banking.....................................................       364,011         29,071         --             393,082
Service charges, fees and commissions................................       285,562        187,459         --             473,021
Investment services revenue..........................................       160,083        115,103         --             275,186
Securities available for sale gains (losses).........................       206,713         94,103         --             300,816
Gain on sale of FMG..................................................       121,274             --         --             121,274
Other noninterest income.............................................       230,147        103,327         --             333,474
                                                                                                           --
                                                                         ----------     ----------                     ----------
    Total noninterest income.........................................     1,367,790        529,063         --           1,896,853
                                                                                                           --
                                                                         ----------     ----------                     ----------
Employee compensation and benefits...................................       957,654        474,725         --           1,432,379
Occupancy and equipment..............................................       283,191        179,507         --             462,698
Purchased mortgage servicing rights amortization.....................       106,716          6,258         --             112,974
FDIC assessment......................................................        75,444         44,937         --             120,381
Marketing............................................................        50,971         16,004         --              66,975
Core deposit and goodwill amortization...............................        44,799          6,084         --              50,883
OREO expense.........................................................       154,170        177,813         --             331,983
Loss on sale of problem assets.......................................       115,000             --         --             115,000
Other noninterest expense............................................       530,118        255,511         --             785,629
                                                                                                           --
                                                                         ----------     ----------                     ----------
    Total noninterest expense........................................     2,318,063      1,160,839         --           3,478,902
                                                                                                           --
                                                                         ----------     ----------                     ----------
Income before income taxes and extraordinary tax credit and minority
  interest...........................................................       517,550        108,625         --             626,175
Applicable income taxes..............................................       228,526         40,898         --             269,424
                                                                                                           --
                                                                         ----------     ----------                     ----------
Income before extraordinary tax credit and minority interest.........       289,024         67,727         --             356,751
Minority interest....................................................        (9,181)                                       (9,181)
                                                                                                           --
                                                                         ----------     ----------                     ----------
Income before extraordinary tax credit...............................    $  279,843     $   67,727         --          $  347,570
                                                                          =========      =========     ===========      =========
Net income applicable to common shares...............................    $  252,801     $   62,944                     $  315,745(o)
                                                                          =========      =========     ===========      =========
Weighted average common shares outstanding:
  Primary............................................................   141,469,658    104,379,621                    234,597,156(o)
  Fully diluted......................................................   142,778,665    104,379,621                    235,906,163(o)
Income from continuing operations per share before cumulative effect of changes in accounting principles:
  Primary............................................................         $1.78          $0.60                          $1.35
  Fully diluted......................................................         $1.77          $0.60                          $1.34

  See "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     (a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger, the Northeast Merger, the NBB Merger, the Plaza Merger, the Barclays Acquisition and the FMG Repurchase been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The NBB Merger was consummated on January 27, 1995, the Barclays Acquisition was consummated on January 31, 1995, and the Plaza Merger was consummated on March 3, 1995. It is anticipated that the Merger will be consummated in the fourth quarter of 1995 and the Northeast Merger and the FMG Repurchase will be consummated in the second quarter of 1995.

     Under generally accepted accounting principles ("GAAP"), the assets and liabilities of Shawmut will be combined with those of Fleet at book value. In addition, the statements of income of Shawmut will be combined with the statements of income of Fleet as of the earliest period presented. Certain reclassifications have been included in the Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income to conform to Fleet's presentation. Certain transactions conducted in the ordinary course of business between Fleet, Shawmut, Northeast, NBB, Barclays, Plaza and FMG are immaterial and, accordingly, have not been eliminated.


     The pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the Merger, the Northeast Merger, the NBB Merger and the Plaza Merger or the effects of any required regulatory divestitures. While no assurance can be given, Fleet and Shawmut expect to achieve cost savings of approximately $400 million (pre-tax) within fifteen months following the Merger. Such cost savings are expected to be realized primarily through reductions in staff, elimination, consolidation or divestiture of certain branches and the consolidation of certain offices, data processing and other redundant back-office operations and staff functions. Cost reductions and branch consolidations will come from both companies and will be spread throughout the geographic region. Cost savings are also expected to be achieved in connection with the NBB Merger, the Northeast Merger and the Plaza Merger. These cost savings are expected to be approximately $20 million, $25 million and $15 million, respectively, and are expected to be achieved within the first twelve months after the consummation of these respective mergers. The extent to which cost savings will be achieved is dependent upon various factors beyond the control of Fleet and Shawmut, including the regulatory environment, economic conditions, unanticipated changes in business conditions, inflation and the level of Federal Deposit Insurance Corporation assessments. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time-frame currently anticipated. In addition, certain regulatory agencies may seek the divestiture of certain assets and liabilities of the combined company following the Merger. Such divestitures may affect certain pro forma combined financial statement amounts, merger and restructuring costs and cost savings.

     All dollar amounts included in these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in thousands unless otherwise indicated.

     (b) Fleet is currently reviewing the investment securities portfolios of Shawmut and Northeast to determine the classification of such securities as either available for sale or held to maturity in connection with Fleet's existing interest-rate risk position. As a result of this review, certain reclassifications of Shawmut and Northeast investment securities may result. No adjustments have been made to either the available for sale or the held to maturity portfolios in the accompanying pro forma combined balance sheet to reflect any such reclassification as management has not made a final determination with respect to such matters. Any such reclassification will be accounted for in accordance with Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities transferred from held to maturity to available for sale be transferred at fair value with any unrealized gain or loss, net of taxes, at the date of transfer recognized as a separate component of stockholders' equity. At December 31, 1994, securities held to maturity at Shawmut and Northeast had unrealized losses of $438,492 and $83,800, respectively.

     (c) Pro forma adjustments to common shares and capital surplus at December 31, 1994, reflect the Merger accounted for as a pooling of interests, through:
(a) the exchange of 108,429,899 shares of Fleet Common Stock (using the Common Exchange Ratio of 0.8922) for the 121,530,934 outstanding shares of Shawmut Common Stock at December 31, 1994 (which includes the 6,572,060 shares of Shawmut Common Stock issued to acquire all the outstanding shares of Northeast common stock and stock options, and excludes the 5,811,900 shares of Shawmut Common Stock held by Fleet as of such date, which are assumed to be retired for combining purposes), and (b) the exchange of shares of Fleet New Preferred Stock for all shares of Shawmut Preferred on a share-for-share basis.

     (d) Pro forma adjustments to securities available for sale at December 31, 1994, and to dividend income on securities for the years ended December 31, 1994 and December 31, 1993 reflect the elimination of the 5,811,900 shares of Shawmut Common Stock held by Fleet at December 31, 1994, and the corresponding dividend income recorded on such shares during each of the years in the three-year period ending December 31, 1994. Pro forma adjustments to other assets and accrued expenses and other liabilities at December 31, 1994, include the elimination of Fleet's dividend receivable related to such shares and the elimination of Shawmut's corresponding dividend payable. The Unaudited Pro Forma Condensed Combined Balance Sheet also eliminates the after-tax unrealized loss on these securities recorded in equity and the related deferred tax benefit.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (e) A liability of $400,000 has been recorded in the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect management's best estimate of merger and restructuring related charges in connection with the Merger. This liability resulted in a $240,000 after-tax charge to retained earnings in the Unaudited Pro Forma Condensed Combined Balance Sheet. It is anticipated that substantially all of these charges will be recognized during 1995 upon consummation of the Merger and paid during the first 15 months subsequent to the Merger. The following table provides details of the estimated charges by type:

                                                              ESTIMATED COSTS
                              TYPE OF COST                 ----------------------
                -----------------------------------------  (DOLLARS IN THOUSANDS)
                Personnel related........................         $255,000
                Facilities and equipment.................           68,000
                Branch related...........................           37,000
                Other merger expenses....................           40,000
                                                               -----------
                Total....................................         $400,000
                                                           =================

     Personnel related costs consist primarily of charges related to employee severance, termination of certain employee benefits plans and employee assistance costs for separated employees. Facilities and equipment charges consist of lease termination costs and other related exit costs resulting from consolidation of duplicate headquarters and operational facilities, and computer equipment and software write-offs due to duplication or incompatibility. Branch related costs are primarily related to the cost of exiting branches anticipated to be closed, including lease terminations and equipment write-offs. The effect of the proposed charge has been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1994; however, since the proposed charge is nonrecurring, it has not been reflected in the pro forma combined statements of income.

     (f) The pro forma adjustments to cash include the redemption of the Northeast $8.50 Cumulative Preferred Stock, Series B based on the redemption value of such stock at December 31, 1994 ($42,879), and the redemption of all of the Northeast Uncertificated Debentures ("the Northeast Debentures") based on the face value of the Northeast Debentures at December 31, 1994 ($44,725), as if such redemptions had occurred on January 1, 1994.

     Also included in the pro forma adjustments to cash is the amount paid in cash by Fleet in connection with the NBB Merger. The total consideration paid to NBB shareholders in the NBB Merger was $425,815. Fleet paid $210,815 in cash and issued $215,000 of Fleet Common Stock to NBB shareholders, which was repurchased by Fleet in the open market in the fourth quarter of 1994 and held in treasury at December 31, 1994. Proceeds from Fleet's senior debt issuances during the third and fourth quarters of 1994 were used to fund both the cash payment made to NBB shareholders and such repurchase of shares of Fleet Common Stock. The 1994 Unaudited Pro Forma Condensed Combined Income Statement also includes an adjustment increasing interest expense for the year ended December 31, 1994, by $21,373 to reflect the estimated interest expense that would have been recorded on Fleet's senior indebtedness if such indebtedness had been outstanding as of January 1, 1994.

     (g) The pro forma adjustments also include fair value adjustments of $(83,800) and $(11,373) to securities held to maturity of Northeast and NBB, respectively. The pro forma adjustments also reflect Fleet's sale of NBB's available for sale and held to maturity securities portfolios as if such sales occurred on January 1, 1994, and includes adjustments to eliminate the corresponding interest income for such period. The proceeds from the sale of $974,472 were assumed to have reduced Fleet's short-term borrowings as of January 1, 1994 and, accordingly, interest expense on short-term borrowings has also been reduced by $47,307 for such period reflecting a weighted average short-term borrowing rate of 4.75%.

     The pro forma adjustments also reflect the sale of $157,430 of Plaza's mortgage-backed securities, the sale of $230,000 of Plaza's adjustable rate loans, and the sale of $18,445 of Plaza's retail consumer deposits, in

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

each case as if such sales had occurred on January 1, 1994, and includes adjustments to eliminate the corresponding interest income and expense for such period. The net proceeds from the sales of $368,985 were assumed to have reduced short-term borrowings as of January 1, 1994 and, accordingly, interest expense on short-term borrowings has also been reduced by $17,904 for such period reflecting a weighted average short-term borrowings rate of 4.75%. The pro forma adjustments also assume that Fleet funded the Plaza Merger by the issuance of commercial paper on January 1, 1994, and accordingly reflect the corresponding incremental interest expense of $4,358 for such period.

     (h) These pro forma adjustments reflect the purchase accounting adjustments related to the assets acquired and liabilities assumed for the Northeast Merger, NBB Merger, Barclays Acquisition, Plaza Merger and the FMG Repurchase. These adjustments are based on the best available information and may be different from the actual adjustments to reflect the fair value of the net assets purchased as of the date of the acquisition. The core deposit intangible is being amortized over seven years.

     (i) The 1994 pro forma statements include adjustments for the excess cost over net assets of subsidiaries acquired for each of the material pending and/or completed mergers and acquisitions calculated as follows:

                                              NORTHEAST    NBB       BARCLAYS     PLAZA      FMG
                                              --------   --------   ----------   -------   --------
                                              (DOLLARS IN THOUSANDS)
Purchase price..............................  $171,398   $425,815   $2,634,193   $88,015   $194,241
  Historical net tangible assets acquired...    95,893    241,738    2,344,193    33,049     93,604
     Estimated fair value adjustments.......   (94,313)   (33,700)      65,000    17,491     71,465
                                              --------   --------   ----------   -------   --------
Estimated fair value of net assets..........     1,580    208,038    2,409,193    50,540    165,069
                                              --------   --------   ----------   -------   --------
  Excess cost over net assets of
     subsidiaries acquired..................  $169,818   $217,777   $  225,000   $37,475   $ 29,172
                                              ========   ========    =========   =======   ========

     Adjustments have been made to the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect the recording of these intangibles as calculated above as well as to eliminate any intangible balances previously recorded at these companies, in accordance with the purchase method of accounting. Reflected in the 1994 Unaudited Pro Forma Condensed Combined Income Statement are adjustments to reflect the amortization of Northeast's, NBB's and Plaza's excess cost over net assets of subsidiaries acquired ("goodwill") over 15 years, the amortization of Barclays' goodwill over 25 years, and the amortization of FMG's goodwill over 20 years.

     (j) The pro forma adjustments to these items show the effects of the funding of the Barclays Acquisition as if such funding transactions occurred on January 1, 1994. Such funding transactions included short-term borrowings (primarily federal funds purchased and repurchase agreements) of $2,113,193, the issuance of $250,000 of subordinated notes, the issuance of $150,000 of senior bank notes, and the issuance of $125,000 of Shawmut 9.35% Preferred Stock. Adjustments to increase interest expense in the amount of $14,265 for the year ended December 31, 1994 were made to reflect an estimate of the incremental interest expense which would have been incurred as if such borrowings had occurred on January 1, 1994.

     (k) These pro forma adjustments include the redemption of all of the Northeast Debentures based on the face value of the Debentures ($44,275), as if such redemption had occurred on January 1, 1994, and a related adjustment to eliminate the interest expense recorded on such debentures ($3,858) for the year ended December 31, 1994.

     (l) The pro forma stockholders' equity accounts of Northeast, NBB and Plaza have been adjusted in the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect the elimination of the stockholders' equity accounts in accordance with the purchase method of accounting. The Fleet Pro Forma adjustments

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

reflect the issuance of 6,165,912 shares of Fleet Common Stock in connection with the NBB Merger. The Shawmut Pro Forma adjustments reflect the issuance of 6,572,060 shares of Shawmut Common Stock in exchange for all of the outstanding shares of Northeast common stock and stock options (assuming that the exchange ratio in connection with the Northeast Merger is 0.415 which is based on the closing sales price for Shawmut Common Stock on the Stock Exchange on April 7, 1995 and the redemption of the Northeast Series B preferred stock. Also included in Shawmut's pro forma adjustments is the $125,000 of Shawmut 9.35% Preferred Stock, proceeds from which were used to fund the Barclays Acquisition. Shawmut's pro forma net income applicable to common shares was decreased to include the effect of additional preferred dividends of $11,688, as if such Shawmut 9.35% Preferred Stock had been issued on January 1, 1994.

     (m) Pro forma adjustments reflect the payment of $194,241 for the 19.3% publicly-held shares of FMG Common Stock in connection with the FMG Repurchase as if such transaction had occurred on January 1, 1994. The excess of such purchase price over the fair value of net assets acquired of $165,069 resulted in $29,172 of excess cost over net assets acquired that will be amortized over 20 years. Pro forma adjustments for such period reflect the fair market value adjustment of $118,867 to FMG's purchased mortgage servicing rights as well as the related amortization expense of $14,264, the corresponding deferred tax liability and the elimination of the minority interest in both the balance sheet and income statement. The pro forma adjustments also assume that Fleet funded the FMG Repurchase by the issuance of commercial paper on January 1, 1994, and accordingly reflect the corresponding $8,178 incremental interest expense for such period.

     (n) The Fleet Pro Forma weighted average shares outstanding for the year ended December 31, 1994 reflect Fleet's historical weighted average shares outstanding plus the issuance of 6,165,912 shares of Fleet Common Stock in connection with the NBB Merger.

     The Shawmut Pro Forma weighted average shares outstanding for the year ended December 31, 1994 reflect Shawmut's historical weighted average shares outstanding plus the issuance of 6,572,060 shares of Shawmut Common Stock in connection with the Northeast Merger. Shawmut's pro forma net income applicable to common shares was decreased to include the effect of additional preferred dividends of $11,688, as if such Shawmut 9.35% Preferred Stock had been issued on January 1, 1994.

     (o) The Fleet/Shawmut Pro Forma weighted average shares outstanding for the year ended December 31, 1994 reflect the Fleet Pro Forma weighted average shares plus the converted Shawmut Pro Forma weighted average shares outstanding (after adjustment to eliminate the 5,811,900 shares of Shawmut Common Stock owned by Fleet, which are assumed to be retired for combining purposes). Each share of Shawmut Common Stock is converted into 0.8922 shares of Fleet Common Stock.

     The Fleet/Shawmut Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the Fleet Pro Forma net income applicable per common shares adjusted for any Fleet/Shawmut Pro Forma adjustments.

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